                                                                   EXHIBIT 10(n)



                                PROMISSORY NOTE


$250,000.00                                                     JANUARY 20, 1995


         FOR VALUE RECEIVED, the undersigned, WILLIAM F. POE, SR. (the "Maker"), promises to pay to the order of POE & BROWN, INC. (the "Payee") in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), together with interest at the rate of 7.125% per annum (the London Interbank Offer Rate ("LIBOR") rate for a six-month interest period as published in The Wall Street Journal on Tuesday, January 17, 1995, plus .5%) on the outstanding principal balance thereof, such sum to be paid in full no later than July 20, 1995.

         All payments hereunder shall be made to the Payee in immediately available funds at 220 South Ridgewood Avenue, Daytona Beach, Florida 32115 or at such other address in the United States as the Payee may designate.

         This Note may be prepaid at any time in whole or in part without premium or penalty.

         In the event that the Maker shall make an assignment for the benefit of creditors, or shall admit in writing his inability to pay his debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt, or shall file any petition or answer seeking an arrangement, composition, readjustment of similar relief with creditors under any present or future statute, or shall file any answer admitting or not contesting the material allegations filed against him in such proceeding, or shall seek to or consent to or acquiesce in the appointment of any trustee or receiver for himself for all or any substantial part of his properties, or is the subject of any other bankruptcy, insolvency or similar proceeding which is not discharged within sixty (60) days of the filing thereof, then, upon the occurrence of any such event, the total unpaid principal amount owing hereunder may be declared immediately due and payable at the option of the Payee by written notice to the Maker, whereupon all such amounts shall become immediately due and payable without presentment, demand for payment, notice of dishonor, protest or any other notice of any kind, all of which are hereby expressly waived by the Maker.

         If the principal of this Note or any portion hereof shall not be paid when due, whether by acceleration or otherwise, the same shall bear interest for any period during which the same shall be overdue at the rate of twelve percent (12%) per annum.

         The acceptance by the holder of any installment of principal or interest after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any of the other rights of the holder hereunder.

         In the event the indebtedness evidenced by this Note is not paid when due, the Maker agree to pay all costs of collection incurred by Payee, including reasonable attorneys' fees.

         It is understood and agreed that the Maker shall be jointly and severally liable for all obligations evidenced by or arising pursuant to this Promissory Note.

         This Note shall be governed by and construed in accordance with the laws of the State of Florida and, at Payee's option, suit may be brought to enforce payment hereof in the Circuit Court in and for Volusia County, Florida.

         It is understood and agreed that the loan transaction giving rise to the obligation represented by this Promissory Note is subject to and contingent upon the approval of the Board of Directors of Poe & Brown, Inc. at its regular meeting on January 20, 1995. In the event that the Board does not approve the loan transaction, any monies supplied to Poe in connection with this transaction shall be immediately returned to Poe & Brown, Inc., and, effective upon Poe & Brown, Inc.'s receipt of such funds, this Promissory Note, and any other agreements memorializing this transaction shall be deemed null and void.

         IN WITNESS WHEREOF, the undersigned Maker has executed this Promissory Note as of the date below written.


WITNESS:                                WILLIAM F. POE, SR.



/s/ Laurel J. Lenfestey                 /s/ William F. Poe, Sr.
-----------------------                 --------------------------------
                                        William F. Poe, Sr.


                                        Dated:  1-19-95
                                              --------------------------

                               SECURITY AGREEMENT


         THE UNDERSIGNED, WILLIAM F. POE, SR. ("Poe"), a resident of the State of Florida, with his principal place of business at 100 North Ashley Street, Suite 504, Tampa, Florida 33602, hereby grants to POE & BROWN, INC. ("Poe & Brown"), a Florida corporation, a security interest in the property described in Schedule A attached hereto and made a part hereof (hereafter called "Collateral").


                 1. Background; Grant of Security Interest. This Agreement is entered into in connection with that certain Promissory Note dated of even date herewith among Poe & Brown and Poe (the "Note"). Under the Note, Poe is required to make a payment in the future to Poe & Brown. Poe hereby grants to Poe & Brown a first lien on, in, to, and under the Collateral as collateral security for the prompt and complete performance by Poe of the Obligations as defined in Paragraph 2. The purpose of this Agreement is to collateralize Poe's performance of the Obligations by granting a security interest in the Collateral.


                 2. Obligations Defined. This Grant is made for the purpose of securing payment of the following obligations of Poe to Poe & Brown (collectively, the "Obligations").

                 (a) A promissory note of even date herewith executed by Poe and made payable to Poe & Brown, a copy of which is attached hereto as Schedule "B" and incorporated herein; and

                 (b) Any and all extensions and renewals of or substitutes for any of the foregoing indebtedness, obligations, and liability or any part thereof.


                 3. Representations and Warranties. Poe represents, warrants, and agrees as follows:

                 (a) Poe's chief place of business is the address shown above, and Poe shall promptly give Poe & Brown written notice of any change. The security interest granted herein shall attach to the Collateral no matter where it may be located.

                 (b) Upon demand, Poe shall execute and deliver to Poe & Brown such papers as may be necessary or appropriate to establish and maintain a valid perfected first priority security interest in the Collateral.

                 (c) All information supplied and statements made by or on behalf of Poe in any financial, credit, or accounting statement or application for credit prior to, contemporaneous with, or subsequent to the execution of this Agreement are and shall be true, correct, complete, valid and genuine.

                 (d) Poe may not sell, lease, pledge, or further encumber or dispose of the Collateral without the prior written consent of Poe & Brown, which consent shall not be unreasonably withheld.


                 4. Affirmative Covenants. Poe covenants and agrees that, from the date hereof until full payment of the Obligations, or until earlier expiration or termination of the Obligations in accordance with the terms thereof, unless Poe & Brown otherwise agrees in writing, Poe shall:

                 (a) With respect to obligations arising after January 20, 1995, pay and discharge all taxes, general and special, charges and assessments, and other governmental obligations, which may have been or shall be levied, charged, or assessed on or against the Collateral before they become delinquent and pay and discharge on or before their due date any and all other lawful claims and demands whatsoever with respect to the collateral;

                 (b) Allow Poe & Brown for reasonable business purposes by or through any of their officers, agents, attorneys, or accountants designated by them for the purpose of ascertaining whether or not each and every provision hereof and of any related agreement, instrument, and document is being performed and for the purpose of examining the Collateral and the records relating thereto, to enter the offices of Poe to examine or inspect any of the properties, books, and financial records relating to the Collateral, and to discuss the affairs, finances, and accounts (relating to the Collateral) with Poe all at such reasonable times.

                 (c) Defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein that arise from acts or events subsequent to the Closing of the Note and, in the event Poe & Brown's security interest in the Collateral, or part thereof, would be impaired by an adverse decision, if Poe does not contest or defend such claim or demand, allow Poe to contest or defend any such claim or demand in Poe' name and pay, upon demand, Poe & Brown's reasonable costs, charges, and expenses, including, without limitation, attorneys' fees, incurred by Poe & Brown in connection therewith;

                 (d) Keep complete and accurate books and records reflecting all facts concerning the Collateral, and pertaining to the Obligations and Poe' covenants under this Agreement;

                 (e) Comply with all laws, ordinances, and rules and regulations applicable to the Collateral and operation of the business associated therewith of any Federal, state, or local government or any instrumentality or agency thereof;

                 (f) Promptly advise Poe & Brown of the happening of an Event of Default or the existence of a state of facts which by the passage of time, the giving of notice, or both, would constitute an Event of Default.


                 5. Events of Default. Subject to the provisions of the Note, Poe will be in default upon any of these events or conditions (hereafter called an "Event of Default"):

                 (a) Failure to make punctual payment when due of any of the Obligations or a material breach of this Agreement, the Note or the Note;

                 (b) Sale or assignment or further encumbrance (except as authorized by this Agreement), of the Collateral or any interest in the Collateral or the filing of suit for the purpose of or the making of any levy, seizure, or attachment thereof or thereon; or

                 (c) Poe's insolvency, forfeiture of right to do business, business failure, appointment of a receiver of any part of the property of, the calling of any meeting of, or the assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Poe.


                 6.  Remedies.

                 (a) Prior to exercising any remedy or action based on an Event of Default, Poe & Brown shall be required to notify Poe of the Event of Default, and Poe shall have ten (10) days from Poe's receipt of notice of the Event of Default within which to cure an Event of Default. The notice shall be sent in writing and shall specify the nature of the Event of Default. If Poe fails to cure the default within such ten (10) day period, Poe & Brown may declare all or any of the Obligations immediately due and payable and will have the rights and remedies of a secured party under the Uniform Commercial Code of Florida and otherwise including, without limitation, the right to take possession of the Collateral, and no such action shall operate as a waiver of any other right or remedy of Poe & Brown under the terms hereof, any other agreement, instrument or document executed and delivered to Poe & Brown pursuant to the terms hereof, or the law, all rights and remedies of Poe & Brown being cumulative and not alternative.

                 (b) No act, delay, omission or course of dealing between Poe and Poe & Brown will be a waiver of any of Poe & Brown's rights or remedies under this Agreement and no waiver, change, modification or discharge in whole or in part of this Agreement or of any of the Obligations will be effective unless in a writing signed by Poe & Brown. A waiver by Poe & Brown of any rights or remedies under the terms of this Agreement or with respect to any of the Obligations on any occasion will not be a bar to the exercise any right or remedy on any subsequent occasion. All rights and remedies of Poe & Brown hereunder are cumulative and may be exercised singly or concurrently and the exercise of any one or more of them will not be a waiver of any other.


                 7. Notices. Any and all notices required or permitted to be given under this Agreement may be given to the parties to this Agreement by United States mail at their respective addresses appearing in the Note or by manual delivery. Notice given by mail shall be deemed given when deposited in the United States mail properly addressed with first class postage, prepaid and mailed by certified mail, return receipt requested.


                 8.  Miscellaneous.

                 (a) Entire Agreement and Amendments. This Agreement and the Promissory Note collectively set forth the entire understanding of the parties hereto, superseding all prior agreements, and no modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by Poe & Brown and the duly authorized officers of all of the corporate parties.

                 (b) Captions. The titles and captions contained herein are for convenience only and shall not be deemed a part of the text of this Agreement.

                 (c) Prevailing Parties. The parties hereto agree that in the event it becomes necessary for either party to seek judicial remedies for the breach or threatened breach of this Agreement, the prevailing party in any such action shall be entitled, in addition to all other remedies, to recover from the non-prevailing parties all costs of such judicial action, including reasonable attorneys' fees both at the trial court and appellate court level.

                 (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and shall be binding upon the parties who executed the same, but all of such counterparts shall constitute one and the same agreement.

                 (e) Waiver. No delay or failure of Poe & Brown in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights, powers or privileges.

                 (f) Survival. The Agreement, the security interest hereby granted to Poe & Brown by Poe and every representation, warranty, covenant, promise and other term herein contained shall survive until the Obligations have been paid in full or until the Obligations otherwise terminate or expire in accordance with the terms hereof.

                 (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Poe shall not assign, voluntarily, by operation of law or otherwise, any of its rights hereunder without the prior written consent of Poe & Brown and any such attempted assignment without such consent shall be null and void.

                 (h) Termination. At such time as the Obligations are paid in full, Poe & Brown shall execute any and all termination statements and other documents, in form for filing or recording, as shall be required to eliminate its security interest in the Collateral.

                 (i)  Agreement Subject to Board Approval.
         Notwithstanding any other provision contained herein, it is understood and agreed that the loan transaction memorialized by this Agreement is subject to and contingent upon the approval of the Board of Directors of Poe & Brown at its regular meeting on January 20, 1995. In the event that the Board does not approve the loan transaction, any monies supplied to Poe in connection with the transaction shall be immediately returned to Poe & Brown, and, effective upon Poe & Brown's receipt of such funds, any agreements memorializing the transaction shall be deemed null and void, and without further effect.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by a duly authorized officer this 20th day of January, 1995.


WITNESSES:                                 POE & BROWN, INC.




/s/ Laurel J. Lenfestey                    By: /s/ J. Hyatt Brown
-----------------------                       ----------------------------
                                              J. Hyatt Brown
                                              President

/s/ Timothy L. Young                       Date: January 20, 1995
-----------------------                         --------------------------
as to Poe & Brown


                                           WILLIAM F. POE, SR.



/s/ Laurel J. Lenfestey                    /s/ William F. Poe, Sr.
-----------------------                    -------------------------------
                                           William F. Poe, Sr.

/s/ Timothy L. Young
-----------------------
as to Poe

                                   SCHEDULE A



Twenty Thousand (20,000) shares of Poe & Brown, Inc. Common Stock, as represented by Certificate No(s). POBR 1397, supplied to Poe & Brown, Inc. together with executed stock powers pertaining to same.